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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in the attached prospectus.

                                              /s/ Arthur Andersen LLP

                                              ARTHUR ANDERSEN LLP

Dallas, Texas
July 2, 1998